UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/02/2012

SPY Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51071

Delaware	33-0580186
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2070 Las Palmas Drive, Carlsbad, CA 92011
(Address of principal executive offices, including zip code)

760-804-8420
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On August 2, 2012, our wholly owned subsidiary, Spy Optic Inc., a California corporation ("SPY North America") entered into an amendment and restatement of (1) the Amended and Restated $7.0 million Promissory Note issued on December 23, 2011 (the "Costa Brava Term Note") to Costa Brava Partnership III, L.P. ("Costa Brava"), and (2) the Second Amended and Restated $7.0 million Promissory Note issued on June 28, 2012 (the "Costa Brava Line of Credit Note") to Costa Brava. Costa Brava beneficially owns approximately 48.6%, or 52.3% on an as converted basis, of our common stock as of August 1, 2012. Mr. Seth Hamot, Chairman of our Board of Directors of SPY Inc., is the President and sole member of the sole general partner of Costa Brava.

The terms of the Costa Brava Term Note as amended and restated on August 2, 2012 differ from the previous terms of the Costa Brava Term Note in the following material respect:

- the Costa Brava Term Note matures on April 1, 2014 instead of June 21, 2013.

The terms of the Costa Brava Line of Credit Note as amended and restated on August 2, 2013 differ from the previous terms of the Costa Brava Line of Credit Note in the following material respects:

- the Costa Brava Line of Credit Note matures on April 1, 2014 instead of June 21, 2013;
- the principal amount of the Costa Brava Line of Credit Note was increased by $3 million, from $7 million to $10 million, excluding unpaid interest added to principal balance ("PIK Interest")since January 1, 2012;
- SPY North America is obligated repay up to $4.0 million of its indebtedness under the Costa Brava Line of Credit Note to Costa Brava, at the election of Costa Brava, in the event that we complete an equity financing of $4.0 million or more. Any amount so repaid will reduce dollar-for-dollar Costa Brava's commitment to make advances under the Costa Brava Line of Credit Note.

Both the Costa Brava Term Note and the Costa Brava Line of Credit Note are subordinated to the amounts borrowed by SPY North America under its loan and security agreement with BFI Business Finance ("BFI") pursuant to the terms of a debt subordination agreement between Costa Brava and BFI. Other than described above, the terms and conditions of the Costa Brava Term Note and the Costa Brava Line of Credit Note as amended and restated on August 2, 2012 are otherwise generally similar to the terms and conditions of such notes prior to such amendment and restatement. SPY North America has borrowed $8 million under the Costa Brava Line of Credit Note as of August 8, 2012, excluding PIK Interest.

The foregoing summary of the terms of the promissory notes with Costa Brava are qualified in their entirety by reference to the promissory notes, copies of which are attached as Exhibits 10.1 and 10.2 and incorporated herein by reference.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits - See the Exhibit Index immediately following the signature page of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPY Inc.

Date: August 08, 2012	By:	/s/ Michael D. Angel
Michael D. Angel
Chief Financial Officer, Treasure and Secretary (Principal Financial Officer and Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	Second Amended and Restated $7.0 million Promissory Note dated August 2, 2012 between Spy Optic Inc., a California corporation, and Costa Brava Partnership III, L.P.
EX-10.2	Third Amended and Restated $10.0 Million Promissory Note dated August 2, 2012 between Spy Optic Inc., a California corporation, and Costa Brava Partnership III, L.P.